Exhibit 4.52

EXECUTION VERSION

CREDIT SUISSE (USA), INC.,

formerly known as CREDIT SUISSE FIRST BOSTON (USA), INC.

(the Company),

CREDIT SUISSE GROUP

(the Group Guarantor),

CREDIT SUISSE

(the Bank Guarantor)

AND

THE BANK OF NEW YORK,

as successor to THE CHASE MANHATTAN BANK

(the Trustee)

FIRST SUPPLEMENTAL INDENTURE

dated as of March 26, 2007

Supplemental to Senior Indenture,
dated as of June 1, 2001

FIRST SUPPLEMENTAL INDENTURE, dated as of March 26, 2007 (this “First Supplemental Indenture”), among CREDIT SUISSE (USA), INC. (formerly known as CREDIT SUISSE FIRST BOSTON (USA), INC.), a Delaware corporation (the “Company”), CREDIT SUISSE GROUP, a company organized under the laws of Switzerland (the “Group Guarantor”), CREDIT SUISSE, a corporation established under the laws of, and duly licensed as a bank in, Switzerland (the “Bank Guarantor”), and THE BANK OF NEW YORK (as successor to THE CHASE MANHATTAN BANK), a New York banking corporation (the “Trustee”), to the Base Indenture (as defined below).  The Group Guarantor and the Bank Guarantor are also referred to herein as a “Guarantor” and collectively as the “Guarantors.”

RECITALS OF THE COMPANY

WHEREAS, the Company has previously issued certain series of senior debt securities (the “Securities”) under a senior indenture, dated as of June 1, 2001, between the Company and the Trustee (the “Base Indenture”);

WHEREAS, the Guarantors desire severally to guarantee the Company’s obligations pursuant to the Base Indenture and the Securities;

WHEREAS, the Company has authorized the execution and delivery of this First Supplemental Indenture by a Board Resolution;

WHEREAS, the Guarantors have authorized the execution and delivery of this First Supplemental Indenture by a resolution of or under the authority of their boards of directors or governing documents;

WHEREAS, Section 9.01(g) of the Base Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without notice to or the consent of any Holder, to provide for a guarantee from a third party on the Securities;

WHEREAS, the Company has determined that the execution and delivery of this First Supplemental Indenture by the Company, the Guarantors and the Trustee complies with said Section 9.01(g) and does not require notice to or the consent of any Holder;

WHEREAS, at the request of the Trustee, (i) the Company has furnished the Trustee with (A) an Opinion of Counsel complying with the requirements of Sections 9.05, 10.03 and 10.04 of the Base Indenture and to the effect that, among other things, this First Supplemental Indenture has been duly authorized, executed and delivered by the Company, (B) an Officers’ Certificate complying with the requirements of Sections 10.03 and 10.04 of the Base Indenture and (C) a Board Resolution authorizing the execution by the Company of this First Supplemental Indenture and its delivery by the Company to the Trustee, and (ii) the Guarantors have furnished the Trustee with (x) an opinion of counsel to the Guarantors as to the due organization of the Guarantors and as to the due authorization, execution and delivery by the Guarantors of this First Supplemental Indenture and the validity and enforceability thereof with respect to the Guarantors, (y) a secretary’s certificate of each Guarantor as to attached articles of association and, if required, board resolutions as to the incumbency of signing officers and (z) an excerpt from the Commercial Register of the Canton of Zurich with respect to each Guarantor as to, inter alia, registration, incorporation and signatories;

WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with the terms of the Base Indenture, and a valid amendment of and supplement to the Base Indenture have been done; and

WHEREAS, all capitalized terms used in this Supplemental Indenture that are defined in the Base Indenture shall have the meanings assigned to them in the Base Indenture.

NOW THEREFORE, the Company, the Guarantors and the Trustee hereby agree as follows:

1.             Section 1.01 of the Base Indenture is hereby amended by the insertion of the following definitions in the appropriate alphabetical order:

“Bank Guarantee” means the Bank Guarantor’s full and unconditional several guarantee of the payment of the Securities, as provided in Article Eleven.

“Bank Guarantor” means Credit Suisse, a corporation established under the laws of, and duly licensed as a bank in, Switzerland, until a successor Person replaces it pursuant to the applicable provisions of this Indenture and thereafter means such successor Person.

“Guarantors” means the Group Guarantor and the Bank Guarantor; and each of the Group Guarantor and the Bank Guarantor is referred to herein as a “Guarantor.”

“Guarantees” means the Group Guarantee and the Bank Guarantee; and each of the Group Guarantee and the Bank Guarantee is referred to herein as a “Guarantee.”

“Group Guarantee” means the Group Guarantor’s full and unconditional several guarantee of the payment of the Securities, as provided in Article Eleven and subject to Article Twelve.

“Group Guarantor” means Credit Suisse Group, a company organized under the laws of Switzerland, until a successor Person replaces it pursuant to the applicable provisions of this Indenture and thereafter means such successor Person.

“Group Guarantor Senior Indebtedness” means the principal of and premium, if any, and interest on (a) all unsubordinated indebtedness of the Group Guarantor, whether outstanding on the date of this Indenture or thereafter created, (i) for money borrowed by the Group Guarantor, (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Group Guarantor, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting  purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Group Guarantor at the time of the acquisition of such property by the Group Guarantor, for the payment of which the Group Guarantor is directly liable and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence, the term “purchase money indebtedness” means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinated to other unsubordinated indebtedness of the Group Guarantor.  Notwithstanding anything to the contrary in this Indenture, Group Guarantor Senior Indebtedness shall not include (i) any indebtedness of the Group Guarantor which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Group Guarantee or other subordinated obligations of the Group Guarantor or (ii) any indebtedness of the Group Guarantor to a Subsidiary of the Group Guarantor.

2.             The definition of “Officer’s Certificate” in Section 1.01 of the Base Indenture is hereby amended and restated in its entirety as follows:

“Officers’ Certificate” means, (i) with respect to the Company, a certificate signed (A) by the chief executive officer, the president, the chief financial officer, the chief accounting officer or any Managing Director and (B) by the treasurer or any assistant treasurer, or the secretary or any assistant secretary, complying with Section 10.04 and delivered to the Trustee; and (ii) with respect to a Guarantor, a certificate signed by two persons authorized to bind the Guarantor and delivered to the Trustee.  Each such Officers’ Certificate shall comply with Section 314 of the Trust Indenture Act and include (except as otherwise expressly provided in this Indenture) the statements provided in Section 10.04, if and to the extent required thereby.  The Trustee shall be entitled conclusively to assume, without any independent investigation, that any person signing an Officer’s Certificate with respect to a Guarantor is authorized to bind such Guarantor.

3.             The definition of “Opinion of Counsel” in Section 1.01 of the Base Indenture is hereby amended and restated in its entirety as follows:

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company or a Guarantor satisfactory to the Trustee and complying with Section 10.04.  Each Opinion of Counsel shall comply with Section 314 of the Trust Indenture Act and include the statements provided in Section 10.04, if and to the extent required thereby.

4.             Each Guarantor by its execution of this First Supplemental Indenture hereby severally agrees with each Holder of Securities previously authenticated and delivered by the Trustee, and with the Trustee, on behalf of each such Holder, to be unconditionally bound by the terms and provisions of the respective Guarantee set forth below and authorizes the Trustee to confirm the existence of such Guarantee to any Holder requesting such confirmation.  Accordingly, the Base Indenture is hereby amended by the insertion of the following Articles Eleven and Twelve after the existing Article Ten:

ARTICLE ELEVEN

The Guarantees

Section 11.01.          Full and Unconditional Subordinated Guarantee by Group Guarantor.

For value received, the Group Guarantor, subject to the subordination provisions contained in Article Twelve hereof, hereby fully and unconditionally guarantees to the Holders of the Securities and to the Trustee on behalf of each such Holder the due and punctual payment of the Principal of and interest on such Securities and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether on the stated maturity date, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of this Indenture.  In case of the failure of the Company to punctually make any such payment of Principal or interest or any such sinking fund or analogous payment, the Group Guarantor hereby agrees, subject to the subordination provisions contained in Article Twelve hereof, to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the stated maturity date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

The indebtedness evidenced by this Group Guarantee is, to the extent provided in this Indenture, subordinate and junior in right of payment to Group Guarantor Senior Indebtedness, and this Group Guarantee is issued subject to the subordination provisions of Article Twelve hereof.

Subject to the subordination provisions of Article Twelve hereof, the Group Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, and shall be full and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Securities or this Indenture, any failure to enforce the provisions of such Securities or this Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holders of such Securities or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Group Guarantor, increase the Principal amount of such Securities, or increase the interest rate thereon, or alter the stated maturity date thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02 of this Indenture. The Group Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Securities or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Securities and all demands whatsoever, and covenants that this Group Guarantee will not be discharged except by payment in full of the Principal of and interest on such Securities. This Group Guarantee is a guarantee of payment and not of collection.

The Group Guarantor shall be subrogated to all rights of the Holders of such Securities and the Trustee against the Company in respect of any amounts paid to such Holders by the Group Guarantor pursuant to the provisions of this Group Guarantee.  The Group Guarantor shall not be entitled to enforce, or to receive any payments arising out of, or based upon, such right of subrogation until the Principal of and interest on all Securities of the same series issued under this Indenture shall have been paid in full.

No reference herein to this Indenture and no provision of this Group Guarantee or of this Indenture shall, subject to the subordination provisions in Article Twelve hereof, alter or impair the guarantees of the Group Guarantor, which are full and unconditional, of the due and punctual payment of the Principal of and interest on, and any sinking fund or analogous payments with respect to, the Securities.

Section 11.02.          Full and Unconditional Guarantee by the Bank Guarantor.

For value received, the Bank Guarantor hereby fully and unconditionally guarantees to the Holders of the Securities and to the Trustee on behalf of each such Holder the due and punctual payment of the Principal of and interest on such Securities and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether on the stated maturity date, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of this Indenture. In case of the failure of the Company to punctually make any such payment of Principal or interest or any such sinking fund or analogous payment, the Bank Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the stated maturity date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

The indebtedness evidenced by this Bank Guarantee ranks equally and pari passu with all other unsecured and unsubordinated debt of the Bank Guarantor.

The Bank Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, and shall be full and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Securities or this Indenture, any failure to enforce the provisions of such Securities or this Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holders of such Securities or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Bank Guarantor, increase the Principal amount of such Securities, or increase the interest rate thereon, or alter the stated maturity date thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02 of this Indenture. The Bank Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Securities or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Securities and all demands whatsoever, and covenants that this Bank Guarantee will not be discharged except by payment in full of the Principal of and interest on such Securities. This Bank Guarantee is a guarantee of payment and not of collection.

The Bank Guarantor shall be subrogated to all rights of the Holders of such Securities and the Trustee against the Company in respect of any amounts paid to such Holders by the Bank Guarantor pursuant to the provisions of this Bank Guarantee.  The Bank Guarantor shall not be entitled to enforce, or to receive any payments arising out of, or based upon, such right of subrogation until the Principal of and interest on all Securities of the same series issued under this Indenture shall have been paid in full.

No reference herein to this Indenture and no provision of this Bank Guarantee or of this Indenture shall alter or impair the guarantees of the Bank Guarantor, which are full and unconditional, of the due and punctual payment of the Principal of and interest on, and any sinking fund or analogous payments with respect to, the Securities.

ARTICLE TWELVE

Subordination of the Group Guarantee

Section 12.01.          Group Guarantee Subordinated to Group Senior Indebtedness.

The obligations of the Group Guarantor under the Group Guarantee are subordinated, to the extent and in the manner provided in this Article Twelve, to all present and future Group Guarantor Senior Indebtedness.  These subordination provisions are for the benefit of the holders of Group Guarantor Senior Indebtedness from time to time (and their successors and assigns). The provisions of this Article Twelve shall be enforceable directly by such holders and their respective representatives or trustees directly against the Group Guarantor, the Trustee and the Holders (and their successors and assigns). The provisions of this Article Twelve shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect until payment in full of the Group Guarantor Senior Indebtedness in cash or cash equivalents, and shall constitute a continuing and irrevocable offer to all Persons who become holders of, or continue to hold, Group Guarantor Senior Indebtedness (whether such Group Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Securities), each of which holders shall be deemed for the purposes hereof to have acquired Group Guarantor Senior Indebtedness in reliance upon the provisions of this Article Twelve. The provisions of this Article Twelve shall survive the commencement of any reorganization or other proceedings with respect to the Group Guarantor or any other Person and the discharge of any claim in connection with such reorganization or other proceedings, including, without limitation, the discharge of any Group Guarantor Senior Indebtedness.

Section 12.02.          No Payment on Group Guarantee in Certain Circumstances.

(a)          No payment shall be made by or on behalf of the Group Guarantor on account of any obligation or, to the extent the subordination thereof is permitted by applicable law, claim in respect of the Group Guarantee, including the Principal of or interest on the Securities, or to redeem (or make a deposit in redemption of), defease (other than payments made by the Trustee pursuant to Article Eight with respect to a defeasance permitted by this Indenture, including the subordination provisions herein) or acquire any of the Securities for cash, property or securities, (i) upon the maturity of Group Guarantor Senior Indebtedness with an aggregate principal amount in excess of $100 million by acceleration, unless and until all principal of, premium, if any, and interest on such Group Guarantor Senior Indebtedness and all other obligations in respect thereof shall first be paid in full in cash or cash equivalents or such payment is duly provided for, or unless and until any such maturity by acceleration has been rescinded or waived or (ii) in the event of default in payment of any principal of, premium, if any, or interest on or any other amount payable in respect of Group Guarantor Senior Indebtedness with an aggregate principal amount in excess of $100 million when it becomes due and payable at maturity or at a date fixed for prepayment or redemption, unless and until such payment default has been cured or waived or has otherwise ceased to exist.

(b)          In the event that, notwithstanding the foregoing provision of this Section 12.02, any payment or distribution of assets of the Group Guarantor from any source, whether in cash, property or securities, shall be received by the Trustee or the Holders on account of any obligation or claim in respect of the Group Guarantee at a time when such payment or distribution is prohibited by the foregoing provision, such payment or distribution (subject to the provisions of Sections 12.06 and 12.07) shall be held in trust for the benefit of the holders of Group Guarantor Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Group Guarantor Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Group Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Group Guarantor Senior Indebtedness held or represented by each, for application to the payment of all Group Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment in full in cash or cash equivalents of all such Group Guarantor Senior Indebtedness, after giving effect to any concurrent payment or distribution and all provisions therefor to the holders of such Group Guarantor Senior Indebtedness, but only to the extent that as to any holder of Group Guarantor Senior Indebtedness, as promptly as practicable following notice from the Trustee to the holders of Group Guarantor Senior Indebtedness that such prohibited payment has been received by the Trustee or Holder(s), such holder (or a representative or trustee therefor) notifies the Trustee in writing of the amounts then due and owing on the Group Guarantor Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of Group Guarantor Senior Indebtedness.

The Group Guarantor shall give prompt written notice to the Trustee of any default or event of default, and any cure or waiver thereof, or any acceleration under any Group Guarantor Senior Indebtedness or under any agreement pursuant to which Group Guarantor Senior Indebtedness may have been issued and any rescission thereof covered by Section 12.02(a).

Section 12.03.          Group Guarantee Subordinated to Prior Payment of all Group Guarantor Senior Indebtedness on Dissolution, Liquidation or Reorganization of Group Guarantor.

Upon any distribution of assets of the Group Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization or readjustment of the Group Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency or similar proceeding or upon assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Group Guarantor or otherwise, the claims under this Group Guarantee are subordinated to all claims under the Group Guarantor Senior Indebtedness with the effect that:

(a)          the holders of all Group Guarantor Senior Indebtedness would first be entitled to receive payment in full in cash or cash equivalents (or have such payment duly provided for) of the principal, premium, if any, and interest payable in respect thereof before the Holders would be entitled to receive any payment under the Group Guarantee in respect of the Principal of and interest on the Securities;

(b)          any payment or distribution of assets of the Group Guarantor of any kind or character, from any source, whether in cash, property or securities to which the Holders or the Trustee on behalf of the Holders would otherwise have been entitled (but for the provisions of this Article Twelve), shall be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Group Guarantor Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Group Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Group Guarantor Senior Indebtedness held or represented by each, for application to the payment of all Group Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay or provide for the payment in full in cash or cash equivalents of all such Group Guarantor Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Group Guarantor Senior Indebtedness; and

(c)          in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Group Guarantor from any source, whether in cash, property or securities, shall be received by the Trustee or the Holders under the Group Guarantee before all Group Guarantor Senior Indebtedness is paid in full in cash or cash equivalents (or such payment is duly provided for), such payment or distribution (subject to the provisions of Sections 12.06 and 12.07) shall be held in trust by the Trustee or such Holders for the benefit of the holders of the Group Guarantor Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Group Guarantor Senior Indebtedness remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Group Guarantor Senior Indebtedness may have been issued, ratably according to the respective amounts remaining unpaid on account of the Group Guarantor Senior Indebtedness held or represented by each, for application to the payment of all Group Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to make payment in full (except as such payment otherwise shall have been provided for) of all Group Guarantor Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to the holders of such Group Guarantor Senior Indebtedness, but only to the extent that as to any holder of Group Guarantor Senior Indebtedness, as promptly as practicable following notice from the Trustee to the holders of Group Guarantor Senior Indebtedness that such prohibited payment has been received by the Trustee or Holder(s), such holder (or a representative or trustee therefor) notifies the Trustee in writing of the amounts then due and owing on the Group Guarantor Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of Group Guarantor Senior Indebtedness.

The Group Guarantor shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Group Guarantor or assignment for the benefit of creditors by the Group Guarantor.

Section 12.04.          Holders to be Subrogated to Rights of Group Guarantor Senior Indebtedness.

Subject to the payment in full in cash or cash equivalents of all Group Guarantor Senior Indebtedness (or provision made for its payment), the Holders shall be subrogated to the rights of the holders of such Group Guarantor Senior Indebtedness to receive payments or distributions of assets of the Group Guarantor applicable to the Group Guarantor Senior Indebtedness until all amounts owing on the Securities shall be paid in full, in cash or cash equivalents, and for the purpose of such subrogation no such payments or distributions to the holders of Group Guarantor Senior Indebtedness by or on behalf of the Group Guarantor, or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders shall, as between the Group Guarantor and the Holders, be deemed to be payment by the Group Guarantor to or on account of the Group Guarantor Senior Indebtedness, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Group Guarantor Senior Indebtedness, on the other hand. If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of amounts payable under Group Guarantor Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Group Guarantor Senior Indebtedness any payments or distributions received by such holders of Group Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Group Guarantor Senior Indebtedness in full in cash or cash equivalents.

Section 12.05.          Obligations of the Group Guarantor Full and Unconditional.

Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities or the Group Guarantee is intended to or shall impair, as between the Group Guarantor and the Holders, the obligation of the Group Guarantor, which is full and unconditional, to pay to the Holders any payment due under the Group Guarantee in respect of the Principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the

Group Guarantor other than the holders of the Group Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve, of the holders of Group Guarantor Senior Indebtedness in respect of cash, property or securities of the Group Guarantor received upon the exercise of any such remedy.  Notwithstanding anything to the contrary in this Article Twelve or elsewhere in this Indenture or in the Securities or in the Group Guarantee, upon any distribution of assets of the Group Guarantor referred to in this Article Twelve, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Group Guarantor Senior Indebtedness and other indebtedness of the Group Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Group Guarantor Senior Indebtedness (or a representative of such holder or a trustee under any indenture under which any instruments evidencing any such Group Guarantor Senior Indebtedness may have been issued) to establish that such notice has been given by a holder of such Group Guarantor Senior Indebtedness or such representative or trustee on behalf such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Group Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Group Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

Except as otherwise provided in this Section 12.05, in the event of any inconsistency between the provisions of this Article Twelve, on the one hand, and any other provision of this Indenture or any provision of the Securities or the Group Guarantee, on the other hand, the provisions of this Article Twelve shall govern.

Section 12.06.          Trustee Entitled to Assume Payments not Prohibited in Absence of Notice.

The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee with respect to the Group Guarantee unless and until an officer of the Trustee responsible for the administration of this Indenture shall have received, no later than three Business Days prior to such payment, written notice thereof from the Group Guarantor or from one or more holders of Group Guarantor Senior Indebtedness or from any representative or trustee therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to assume that no such fact exists.

Section 12.07.          Application by Trustee of Assets Deposited with it.

Money or U.S. Government Obligations (and the proceeds thereof) deposited in trust with the Trustee pursuant to and in accordance with Section 8.01, 8.02 or 8.03 shall be for the sole benefit of the Holders and, to the extent (i) the making of such deposit by the Group Guarantor shall not have been in contravention of any term or provision of any agreement creating or evidencing Group Guarantor Senior Indebtedness and (ii) allocated for the payment under the Securities (pursuant to the Group Guarantee), shall not be subject to the subordination provisions of this Article Twelve.  Otherwise, any deposit of assets by the Group Guarantor with the Trustee or any Paying Agent (whether or not in trust) for the payment under the Group Guarantee of Principal of or interest on the Securities shall be subject to the provisions of Sections 12.01, 12.02, 12.03 and 12.04; provided, that, if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either Principal of or interest on any Securities) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 12.08.          Subordination Rights not Impaired by Acts or Omissions of the Group Guarantor, the Company, the Trustee, Holders of Group Guarantor Senior Indebtedness or the Holders.

No act, or failure to act, of any holder of the Group Guarantor Senior Indebtedness or their respective representatives or trustees (including, without limitation, any action referred to in this Section 12.08), the Group Guarantor, the Trustee, any Holder or any other Person in accordance with the terms, covenants or the provisions of this Article Twelve (regardless of any knowledge thereof which any such holder of the Group Guarantor Senior Indebtedness may have or otherwise be charged with) or any reorganization or similar proceeding with respect to the Group Guarantor shall affect the provisions of this Article Twelve, the obligations owed by the Group Guarantor, the Trustee or any Holder to the holders of the Group Guarantor Senior Indebtedness under this Article Twelve or the rights of any holder of Group Guarantor Senior Indebtedness under this Article Twelve.

The Group Guarantor and the Trustee hereby agree, and each Holder, by continuing to hold the Securities, is hereby deemed to agree, that the taking of any of the following actions, with or without notice, by the holders of the Group Guarantor Senior Indebtedness and their respective representatives, will not in any way affect the provisions of this Article Twelve: (i) changing the manner, place or terms of payment or extending the time of payment of, or renewing or altering, any agreement or instrument creating, evidencing or governing any Group Guarantor Senior Indebtedness, or consenting to any amendment or change of any terms of any such agreement or instrument, each as amended from time to time; (ii) granting extensions or renewals of any such agreement or instrument and any other indulgence with respect thereto, or effecting any release, compromise or settlement with respect thereto; (iii) releasing any Person liable in any manner for the payment or collection of any Group Guarantor Senior Indebtedness; (iv) substituting, exchanging or releasing or otherwise disposing of any item of security at any time securing any Group Guarantor Senior Indebtedness, whether or not the collateral, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of the item of security released; (v) exercising or refraining from exercising any rights or remedies against the Group Guarantor or any other Person; and (vi) taking any other action, or refraining from taking any action, that, in the absence of authority granted hereby, could have the effect of impairing, invalidating or rendering unenforceable, in whole or in part, or otherwise affecting, any of the provisions of this Article Twelve.

Section 12.09.          Claims Filed on Behalf of the Holders.

In the event of any dissolution, winding up, liquidation or any reorganization or similar preceding with respect to the Group Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Group Guarantor) tending towards liquidation of the business and assets of the Group Guarantor, the Trustee may, on behalf of each Holder, cause the immediate filing of a claim for the unpaid balance of such Holder’s Securities in the form required in said proceedings and cause said claim to be approved.  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Group Guarantor Senior Indebtedness or their respective representatives or trustees are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Group Guarantor Senior Indebtedness or their respective representatives or trustees to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Group Guarantee, the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Group Guarantor Senior Indebtedness or their respective representatives to vote in respect of the claim of any Holder in any such proceeding.

Section 12.10.          Right of Trustee to Hold Group Guarantor Senior Indebtedness.

The Trustee shall be entitled to all of the rights set forth in this Article Twelve in respect of any Group Guarantor Senior Indebtedness at any time held by it to the same extent as any other holder of Group Guarantor Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.  Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 12.11.          Article Twelve Not to Prevent Events of Default.

The failure to make a payment under the Group Guarantee on account of Principal of or interest on the Securities by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.01 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment under the Group Guarantee on the Securities.

Section 12.12.          No Fiduciary Duty of Trustee to Holders of Group Guarantor Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Group Guarantor Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct, bad faith or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders or the Group Guarantor or any other person, cash, property or securities to which any holders of Group Guarantor Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.  Nothing in this Section 12.12 shall affect the obligation of any other such person to hold such payment for the benefit of, and to pay such payment over to, the holders of Group Guarantor Senior Indebtedness or their representative or trustee.

Section 12.13.          Agreement of the Holders.

Each Holder, by continuing to hold the Securities, (i) is hereby deemed to agree to, and to waive notice of the acceptance by each holder of Group Guarantor Senior Indebtedness, whether now outstanding or hereafter incurred, of, and reliance by each such holder on, the subordination provisions contained in Section 11.01 and Article Twelve of this Indenture, and shall be bound by such provisions, (ii) is hereby deemed to authorize and expressly direct the Trustee on such Holder’s behalf to take such action in accordance with the terms of this Indenture as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (iii) is hereby deemed to appoint the Trustee such Holder’s attorney-in-fact for any and all such purposes.

5.             Section 4.05 of the Base Indenture is hereby amended and restated in its entirety as follows:

Each Guarantor covenants to file with the Trustee, within 15 days after such Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports which such Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and such Guarantors’ compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

6.             The Base Indenture is hereby amended by the insertion of the following paragraphs at the end of Article Five:

Section 5.03.          When the Guarantors May Merge, Etc.

Each Guarantor shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than with or into the Company or any other Subsidiary or Guarantor) or permit any Person to merge with or into such Guarantor unless:

(a)          either (x) such Guarantor shall be the continuing Person or (y) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or that acquired or leased such property and assets of such Guarantor shall expressly assume, by a supplemental indenture, executed and delivered to the Company and to the Trustee, all of the obligations of such Guarantor on the relevant Guarantee and under this Indenture and such Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation, merger, sale, conveyance, transfer, lease or other disposition and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of such Guarantor or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and

(b)          such Guarantor shall have delivered to the Trustee an Officers’ Certificate to the effect that immediately after giving effect to such transaction, no Default shall have occurred and be continuing and an Opinion of Counsel as to the matters set forth in Section 5.03(a)(y).

Section 5.04.          Successor Substituted.

(a)          Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of such Guarantor in accordance with Section 5.03 of this Indenture, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein.

(b)          The Bank Guarantor may at any time designate a branch of Credit Suisse and, to the extent the Bank Guarantor is a branch of Credit Suisse, may at any time designate another branch of Credit Suisse, to be its successor under this Indenture.  This successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Bank Guarantor under this Indenture with the same effect as if such successor Person had been named as the Bank Guarantor herein.

7.             Section 6.02 of the Base Indenture is hereby amended by inserting the words “or either Guarantor” the first time the word “Company” appears in the paragraph immediately succeeding clause (d) thereof.

8.             Section 6.08 of the Base Indenture is hereby amended by inserting the words “or either or both Guarantors” after the word “Company.”

9.             Section 7.07 of the Base Indenture is hereby amended by inserting the words “and the Guarantors” after the word “Company” whenever it appears thereunder, by inserting the word “and the Guarantors’” after the word “Company’s” and by inserting, as the final paragraph of Section 7.07, the following sentence:

The obligations of the Company and the Guarantors under this Section 7.07 shall be several.

10.           Section 10.02 of the Base Indenture is hereby amended by replacing the references to addresses and the subparagraph immediately thereafter with the following:

If to the Company:

Credit Suisse (USA), Inc.

One Madison Avenue

New York, New York 10010

Facsimile No: (212) 325-8227

Attention: Corporate Treasury Department

If to the Group Guarantor:

Credit Suisse Group,

Paradeplatz 8, P.O. Box 1,

CH-8070 Zurich, Switzerland

Attention: Legal Department

If to the Bank Guarantor:

Credit Suisse

Paradeplatz 8,

CH-8070 Zurich, Switzerland

Attention: Legal Department

If to the Trustee:

The Bank of New York

101 Barclay Street, Floor 8W

New York, New York  10286

Facsimile No.: (212) 815-5704

Attention:  Corporate Finance

The Company, each Guarantor or the Trustee by written notice to the other parties hereto may designate additional or different addresses for subsequent notices or communications.

11.           Ratification and Confirmation.  As amended and modified by this First Supplemental Indenture, the Base Indenture is in all respects ratified and confirmed and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

12.           Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts and all of said counterparts executed and delivered each as an original shall constitute but one and the same instrument.

13.           Trustee’s Duties, Responsibilities and Liabilities.  The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness of same.  The Trustee makes no representation as to the validity of this First Supplemental Indenture.  The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Base Indenture, and this First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust under the Base Indenture, as fully as if said terms and conditions were herein set forth at length.

14.           For purposes of Section 310(b)(i) of the Trust Indenture Act, the Indentures dated as of November 8, 2004 and September 17, 1997, between Credit Suisse (formerly known as Credit Suisse First Boston), acting through its New York Branch, and The Bank of New York (as successor to The Chase Manhattan Bank), as Trustee, the Indentures dated as of September 3, 1997 (as first supplemented on or about September 18, 1997) and June 8, 1998, among Credit Suisse (USA), Inc. (as successor to Donaldson, Lufkin & Jenrette, Inc.), Credit Suisse Group, as Guarantor, Credit Suisse, as Guarantor, and The Bank of New York (as successor to The Chase Manhattan Bank), as Trustee, and the Indenture dated as of October 25, 1995 among Credit Suisse (USA), Inc. (as successor to Donaldson, Lufkin & Jenrette, Inc.), Credit Suisse Group, as Guarantor, Credit Suisse, as Guarantor, and The Bank of New York, as Trustee, are hereby excluded.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

Dated: March 26, 2007	CREDIT SUISSE (USA), INC.

	By:	/s/ Peter Feeney
Name: Peter Feeney
		Title:	Managing Director and Treasurer

CREDIT SUISSE GROUP

	By:	/s/ Renato Fassbind
Name: Renato Fassbind
Title: Chief Financial Officer

	By:	/s/ Rolf Enderli
Name: Rolf Enderli
Title: Treasurer

CREDIT SUISSE

	By:	/s/ Renato Fassbind
Name: Renato Fassbind
Title: Chief Financial Officer

	By:	/s/ Rolf Enderli
Name: Rolf Enderli
Title: Treasurer

THE BANK OF NEW YORK, as Trustee

By:	/s/ Ignazio Tamburello
Name: Ignazio Tamburello
Title: Assistant Vice President